                                                                    Exhibit 99.8

                      Terayon Communications Systems, Inc.

                   1998 EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM

                     Action                                   Complete Sections:
                     ------                                   ------------------
---------------      [_]  New Enrollment                      2, 3, 6, 7
 SECTION 1:          [_]  Payroll Deduction Change            2, 4, 7
---------------      [_]  Withdrawal                          2, 5, 7
ACTIONS              [_]  Beneficiary Change                  2, 6, 7


====================================================================================================================================

SECTION 2:
---------------
                     Name______________________________________________________________________________
                                Last                    First                           MI
EMPLOYEE
DATA                 Home Address______________________________________________________________________
                                                         Street

                     __________________________________________________________________________________
                               City                    State                           Zip Code

                     Social Security #:  [_][_][_] - [_][_] - [_][_][_][_]
====================================================================================================================================

SECTION 3:
---------------      Effective:
                     [_] Initial Offering           Payroll Deduction Amount:  _____% of Earnings (whole percentage,
NEW                                                 maximum 15%) or $ _____ (whole dollar amount, maximum 15%
ENROLLMENT           [_] _____________________      of Earnings

====================================================================================================================================

SECTION 4:
---------------
                     Effective _____________________,  I authorize the following new level of payroll deduction:   (circle one)


PAYROLL              0%    1%    2%    3%    4%    5%    6%    7%    8%    9%     10%    11%    12%    13%    14%    15%
DEDUCTION
CHANGE
                     I understand that I may reduce my payroll deduction one time only during a Purchase Period, and that any subsequent reduction or increase to my payroll deduction level shall be effective only as of the next Purchase
                     Period or the next Offering pursuant to my election on this form prior to such Purchase Period or Offering.

                     NOTE: To stop your payroll deductions during an Offering and receive a refund of your payroll deductions,
                     ----
                     complete Section 5. You may change your rate of payroll deductions to become effective as of the first day of the next Purchase Period or Offering.
====================================================================================================================================

SECTION 5:
---------------
                     Effective with the pay period beginning _____________________, I withdraw from the ESPP. I understand that my withdrawal will be effective during the specified pay period if administratively practicable, and may actually occur in the following pay period. I also understand that I may not withdraw during the ten (10)-day period immediately preceding a Purchase Date.

                     Your election to withdraw from the Offering cannot be changed, and you may not resume participation in the ESPP prior to the commencement of the next Offering. In connection with your withdrawal, your payroll deductions will be refunded to you as soon as practicable, without interest.

                     NOTE: If your employment (or eligibility) terminates for any reason you will immediately cease to participate
                     ----
                     in the ESPP, and any payroll deductions collected and not previously used to purchase stock will automatically be refunded to you as soon as practicable, without interest.

====================================================================================================================================

SECTION 6:                      Beneficiary                                   Relationship of Beneficiary
----------------                -----------                                   ---------------------------
BENEFICIARY
DESIGNATION                     ___________________________________________   ______________________________________________
====================================================================================================================================

SECTION 7:
----------------
AUTHORIZATION

I hereby authorize Terayon Communications Systems, Inc. to enroll me in the ESPP, to make regular deductions in the amount indicated
above, and to purchase shares for me. If I have elected to withdraw from the ESPP, I authorize Terayon Communications Systems, Inc to distribute my accumulated deductions to me. Any authorization for payroll deductions will continue until canceled or changed by me in accordance with the terms of the ESPP. Deductions will cease upon the termination of my status as an eligible employer or termination of the ESPP or if I have elected to withdraw from the ESPP. I agree to be bound by the terms and provisions of the ESPP, as described in the official text of the ESPP, and any applicable offering document.

Date:_____________________      Signature:____________________________________________________________________________________